EXHIBIT 10.04

                     SUPPLEMENT TO THE AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       RECKSON OPERATING PARTNERSHIP, L.P.
                                  ESTABLISHING
                              CLASS C COMMON UNITS
                                       OF
                          LIMITED PARTNERSHIP INTEREST

         In accordance with Sections 4.2 and 14.1 B(3) of the Amended and Restated Agreement of Limited Partnership, dated as of June 2, 1995, as amended on December 6, 1995, April 13, 1998, April 20, 1998, June 30, 1998, May 24,
1999, June 2, 1999 and October 13, 2000 (the "Partnership Agreement"), the Partnership Agreement is hereby supplemented (the "Supplement") to establish a class of 465,845 common units of limited partnership interest of Reckson Operating Partnership, L.P. (the "Partnership") which shall be designated "Class C Common Units" having the rights, powers, privileges and restrictions, qualifications and limitations as set forth below and which shall be issued to the parties and in the amounts set forth on Schedule A hereto. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Partnership Agreement.

         WHEREAS, the Partnership and 1055 Stamford Associates Limited Partnership (the "Transferor") executed a Contribution and Conveyance Agreement, dated August 7, 2003 (the "Contribution Agreement") pursuant to which Transferor agreed to transfer all of its right, title and interest in the property known as 1055 Washington Boulevard, Stamford, Connecticut to the Partnership.

         WHEREAS, pursuant to Section 4.2 of the Partnership Agreement, the Partnership is issuing 465,845 Class C Common Units to the Transferor with the rights, powers, privileges and restrictions, qualifications and limitations as set forth below pursuant to the terms of the Contribution Agreement.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Issuance of Class C Common Units
            --------------------------------

         Pursuant to Section 4.2 of the Partnership Agreement, the Partnership hereby issues 465,845 Partnership Interests (the "Class C Common Units") to the parties and in the amounts set forth on Schedule A hereto. The Class C Common Units shall have the rights, powers, privileges, restrictions, qualifications and limitations (including, but not limited to, limitations on transfer) of Limited Partners under the Partnership Agreement, as supplemented and amended by the rights, powers, privileges, restrictions, qualifications and limitations specified in Exhibit I hereto.

         The admission of the Transferor as an Additional Limited Partner of the Partnership shall become effective as of the date of this Supplement, which shall also be the date upon which the name of the Transferor is recorded on the books and records of the Partnership and Exhibit A to the Partnership Agreement is amended to reflect such admission.

Section 2.  Amendment to Partnership Agreement.
            -----------------------------------

         Pursuant to Section 14.1.B(3) of the Partnership Agreement, the General Partner, as general partner of the Partnership and as attorney-in-fact for its Limited Partners, hereby amends the Partnership Agreement as follows:

                  (a) Article 1 of the Partnership Agreement is hereby amended by adding the following definition of "Class C Common Units":

                  "Class C Common Units" means the units of limited partnership interest issued on August 7, 2003, in connection with the consummation of the transactions set forth in the Contribution and Conveyance Agreement, dated August 7, 2003, between the Partnership and 1055 Stamford Associates Limited Partnership.

                  (b) Section 8.6A is hereby amended by adding the following sentence to the end of Section 8.6A:

                  "Notwithstanding the foregoing, with respect to the Class C Common Units issued in connection with the provisions of the Supplement to this Agreement made as of August 7, 2003, the Redemption Right shall not be exercisable until on or after that date which is one year after the date of such Supplement (or such other date as may be mutually agreed upon by the General Partner and the Transferor)."

Section 3.  Continuation of Partnership Agreement
            -------------------------------------

                  The Partnership Agreement and this Supplement shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement and this Supplement (including Exhibit I hereto) were contained in one document. Any provisions of the Partnership Agreement not amended by this Supplement shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof.


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


                  IN WITNESS WHEREOF, the parties hereto have executed this Supplement to the Partnership Agreement as of the 7th day of August, 2003.


                                GENERAL PARTNER:

                                RECKSON ASSOCIATES REALTY CORP.


                                By:      /s/ Scott Rechler
                                    ----------------------------------
                                    Name: Scott Rechler
                                    Title: Co-Chief Executive Officer

                                EXISTING LIMITED PARTNERS:

                                By: Reckson Associates Realty Corp.,
                                    as Attorney-in-Fact for the Limited Partners


                                By:      /s/ Scott Rechler
                                    ----------------------------------
                                    Name: Scott Rechler
                                    Title: Co-Chief Executive Officer

                                CLASS C COMMON UNIT HOLDER:

                                1055 STAMFORD ASSOCIATES LIMITED PARTNERSHIP

                                By: 1055 Stamford Corporation, its general
                                partner

                                By:      /s/ Raymond W. Miller
                                    -----------------------------------------
                                    Name: Raymond W. Miller
                                    Title: Vice President


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

                                    EXHIBIT I

                       RECKSON OPERATING PARTNERSHIP, L.P.

                 DESIGNATION OF THE RIGHTS, POWERS, PRIVILEGES,
                  RESTRICTIONS, QUALIFICATIONS AND LIMITATIONS
                 OF THE CLASS C COMMON LIMITED PARTNERSHIP UNITS

         The following are the terms of the Class C Common Limited Partnership Units established pursuant to this Supplement:

         1. Number. The maximum number of authorized Class C Common Limited Partnership Units (the "Class C Common Units") shall be 465,845.

         2.  Distributions.

             (a) Commencing from the date on which the Class C Common Units are first issued (the "Class C Issue Date"), for any quarterly period holders of the Class C Common Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds legally available for the payment of distributions, cash distributions in an amount per unit equal to the product of the distribution payable on the Common Units for the corresponding quarterly period times 1.0984 (the "Class C Distribution Amount"). Distributions on the Class C Common Units, if authorized, shall be payable quarterly in arrears on such dates as may be authorized by the General Partner (any such date, a "Distribution Payment Date"). In addition, Class C Common Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, any special, extraordinary or other distributions payable on the Common Units which may be made from time to time in an amount per unit equal to the amount of any special, extraordinary or other distributions payable on the Common Units. Distributions will be payable to the holder of the Class C Common Units with respect to the Class C Common Units held at the close of business on the applicable record date, which shall be such date designated by the General Partner for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Payment Record Date"). With regard to any distribution to the Class C Common Units, the Distribution Payment Date shall be the same date as the date fixed for the payment of distributions to holders of Common Units and the Distribution Payment Record Date shall be the same date set for the record date for holders of Common Units. In the event that distributions to holders of Common Units for any period are paid on other than a quarterly basis, for example, on a monthly basis, then distributions to holders of the Class C Common Units shall also be paid on a monthly basis. Notwithstanding anything appearing to the contrary in this
Section 2(a), the distribution to be paid on Class C Common Units to any holder thereof on the Distribution Payment Date immediately following the Class C Issue Date shall equal the product of the Class C Distribution Amount times a fraction, the numerator of which shall equal the number of days during the quarterly period preceding the initial Distribution Payment Record Date that the Class C Common Units were outstanding and the denominator of which shall equal the number of days in the quarterly period with respect to the quarter in which such Class C Common Units are issued.

             (b) No distributions on the Class C Common Units shall be authorized by the General Partner or be paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

             (c) Distributions on the Class C Common Units will be noncumulative. If the General Partner does not authorize a distribution on the Class C Common Units payable on any Distribution Payment Date while any Class C Common Unit is outstanding, then the holder of the Class C Common Units will have no right to receive a distribution for that Distribution Payment Date, and the Partnership will have no obligation to pay a distribution for that Distribution Payment Date with respect to the Class C Common Units.

             (d) No distributions, whether in cash, securities or property, will be authorized or paid or set apart for payment to holders of Common Units for any period unless for each Class C Common Unit outstanding, a distribution equal to the Class C Distribution Amount with respect to such period has been or contemporaneously is authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment to the holder of the Class C Common Units for the then current distribution period.

             (e) Except as provided herein, Class C Common Units shall not entitle the holder thereof to receive any distribution made in respect of Common Units.

             (f) If the Partnership shall after the Class C Issue Date subdivide its outstanding Common Units into a greater number of units, then Class C Common Units outstanding on the record date for the determination of common unitholders entitled to receive such distribution, shall be subdivided at a ratio equal to the ratio for the subdivision of the Common Units. In addition, if the Partnership shall after the Class C Issue Date combine its Common Units into a smaller number of units, then on the day on which such combination becomes effective, any outstanding Class C Common Units shall be combined into a smaller number of Class C Common Units at a ratio equal to the ratio for the combination of the Common Units.

             (g) As used in this Section 2, "set apart for payment" shall be deemed to include, without any further action, the following: the recording by the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of a distribution by the General Partner, the allocation of funds to be so paid on any series or class of units of the Partnership.

         3. Ranking. The Class C Common Units shall rank on a parity with the Common Units in all respects except with respect to the amount (but not the priority) of distributions which shall be payable as provided in Section 2 hereof.

         4.  No Liquidation Preference.

                  The Class C Common Units shall have no liquidation preference.


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


         5. Conversion. Except as provided in Section 11 below, the Class C Common Units are not convertible into any other property or securities of the Partnership.

         6.  Redemption at the Option of the Partnership.

             Class C Common Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from repurchasing Class C Common Units from the holder thereof if and to the extent such holder agrees to sell such Units.

         7.  Voting Rights.

             (a) Holders of Class C Common Units shall have the right to vote on all matters submitted to a vote of the holders of Common Units; holders of Class C Common Units and Common Units shall vote together as a single class, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred. In any matter in which the Class C Common Units are entitled to vote, including an action by written consent, each Class C Common Unit shall be entitled to one vote.

             (b) In addition to, and not in limitation of, the provisions of
Section 7(a) above (and notwithstanding anything appearing to be contrary in the Partnership Agreement) , the Company shall not, without the affirmative consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding Class C Common Units take any action that would materially and adversely alter, change, modify or amend the rights, powers or privileges of the Class C Common Units wherein such alteration, change, modification or amendment would not similarly alter, change, modify or amend the rights, powers or privileges of the Common Units; provided, however, that any alteration, change, modification or amendment of the rights of holders of the Class C Common Units to receive distributions as set forth in Section 2 hereof shall be deemed to be a material and adverse alteration of the rights, powers or privileges of the Class C Common Units hereunder.

         8.  Redemption at Holder's Election.

             Holders of Class C Common Units shall have the right to redeem their Class C Common Units in accordance with the Redemption Right pursuant to
Section 8.6 of the Agreement, on the same terms and subject to the same conditions and limitations as holders of Common Units, including, without limitation, the right of the holder to receive the Cash Amount upon the exercise of the Redemption Right and the right of the General Partner to acquire, in its sole and absolute discretion, any Class C Common Units that are redeemed in accordance with the Redemption Right by paying to the Redeeming Partner either the Cash Amount or the REIT Shares Amount. For purposes of clarification, it is understood that the Cash Amount and the REIT Shares Amount at the date of this Supplement are based upon a Conversion Factor of 1.0 and that such Conversion Factor may be adjusted from time to time as provided in the Partnership Agreement.

         9.  Allocations for Capital Account Purposes.

             For each Class C Common Unit, holders of Class C Common Units shall be allocated items of the Partnership's Net Income or Net Loss in accordance with Section 6.1 of the Partnership Agreement and in amounts equal to the product of the amounts of such items allocated to holders of Common Units for each Common Unit times 1.0984.

         10. Certain Transactions.

             If the Partnership shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory unit exchange, tender offer for all or substantially all of the Common Units, sale or transfer of all or substantially all of the Partnership's assets or recapitalization of the Common Units or other similar transaction) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which upon consummation of such Transaction holders of Common Units are to receive stock, securities or other property (including cash or any combination thereof), the Partnership or its successor in such Transaction (the "Surviving Entity") shall make appropriate provision so that upon consummation of the Transaction each Class C Common Unit shall be entitled to receive consideration in stock, securities or other property (including cash or any combination thereof) on the same terms and at the same exchange rate applicable to each Common Unit; provided further, that if upon consummation of such Transaction holders of Common Units are to receive, in whole or in part, limited partnership units or similar interests in the Surviving Entity, each Class C Common Unit shall be exchanged (at the same exchange rate applicable to the exchange of Common Units into units of the Surviving Entity) for a separate class of limited partnership units or similar interests in the Surviving Entity (the "Conversion Units") with rights, privileges and other terms substantially identical to those of the Class C Common Units, including, but not limited to, the Redemption Right and the right to a distribution per Conversion Unit per quarter equal to the product of the distribution payable per unit on the unit into which the Common Units were exchanged for the corresponding quarterly period times 1.0984. For purposes of clarification, the foregoing does not limit in any manner the consent rights of holders of Class C Common Units under the Partnership Agreement.

         11. Conversion of Class C Common Units upon Acquisition by General Partner. In the event the General Partner acquires any of the Class C Common Units in connection with the exercise by a holder of the Redemption Right, such Class C Common Units acquired by the General Partner shall automatically be converted into an equal number of Common Units.


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


                                   Schedule A
                                   ----------

           Name and Address                       Number of Class C Common Units
           ----------------                       ------------------------------

1055 Stamford Associates Limited Partnership                  465,845
c/o Elder Associates
27 Congress Street
Salem, Massachusetts  01970




                                     Sch-A